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                                                                    EXHIBIT 23.2


             NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN LLP

On April 4, 2002, based upon the recommendation of its Audit Committee and approved by its Board of Directors, Cadmus Communications Corporation (the "Company") terminated the engagement of Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants and retained Ernst & Young LLP ("Ernst & Young") as its new independent public accountants. Ernst & Young audited the financial statements of the Company as of and for the fiscal years ended June 30, 2003 and June 30, 2002 and issued its report with respect thereto. However, after reasonable efforts, the Company has been unable to obtain from Arthur Andersen a reissued audit report with respect to the financial statements of the Company as of and for the fiscal year ended June 30, 2001 (the "fiscal 2001 financial statements") or the Schedule II included in the Company's fiscal 2001 Annual Report on Form 10-K ("Schedule II").

This Annual Report on Form 10-K is incorporated by reference into the Company's previously filed registration statements under the Securities Act of 1933. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into those registration statements of its August 1, 2001 audit report and August 1, 2001 report on
Schedule II. In reliance on Rule 437a of the Securities Act of 1933, the Company has instead filed with this Annual Report on Form 10-K a copy of the previously issued audit report dated August 1, 2001 of Arthur Andersen with respect to the fiscal 2001 financial statements and a copy of the previously issued report on
Schedule II dated August 1, 2001 of Arthur Andersen with respect to the fiscal 2001 Annual Report on Form 10-K.

Because the Company has not been able to obtain Arthur Andersen's consent, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act(1) for any untrue statements of a material fact contained in the fiscal 2001 financial statements or the Schedule II included in the Company's fiscal 2001 Annual Report on Form 10-K or any omissions of a material fact required to be stated therein. Accordingly, persons acquiring securities under those previously filed registration statements may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.




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(1) Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.


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               AUGUST 1, 2001 AUDIT REPORT OF ARTHUR ANDERSEN LLP

Below is a copy of the audit report previously issued by Arthur Andersen in connection with the Company's filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2001. This audit report has not been reissued by Arthur Andersen in connection with this Annual Report on Form 10-K.

                    Report of Independent Public Accountants

To the Shareholders and Board of Directors of Cadmus Communications Corporation:


We have audited the accompanying consolidated balance sheets of Cadmus Communications Corporation (a Virginia corporation), and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income, cash flows and shareholders' equity for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadmus Communications Corporation and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

                    ARTHUR ANDERSEN LLP


Richmond, Virginia
August 1, 2001


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           AUGUST 1, 2001 REPORT OF ARTHUR ANDERSEN LLP ON SCHEDULE II

Below is a copy of the Report on Schedule II previously issued by Arthur Andersen in connection with the Company's filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2001. This Report on Schedule II has not been reissued by Arthur Andersen in connection with this Annual Report on Form 10-K.

             Report of Independent Public Accountants on Schedule II

To the Shareholders and Board of Directors of Cadmus Communications Corporation

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in Cadmus Communication Corporation's annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated August 1, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                         ARTHUR ANDERSEN LLP

Richmond, Virginia
August 1, 2001